LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

Highlights (year over year):
•	Revenue Up 10% for the Quarter at Constant Currency to $2.8 Billion
•	AOI Up 8% for the Quarter at Constant Currency to $279 Million
•	Operating Income Up 9% for the Quarter at Constant Currency to $164 Million
•	Adjusted EPS of $0.44 for the Quarter
•	Reported Revenue of $2.6 Billion, Operating Income of $154 Million, and EPS of $0.39
•	Concert Ticket Sales for Shows in 2015 Up 8% through October 26
•	Sponsorship & Advertising Contracted Net Revenue at Constant Currency Up 16% through Nine Months
•	Ticketmaster Global GTV at Constant Currency Up 13% through Nine Months
LOS ANGELES – October 29, 2015 – Live Nation Entertainment (NYSE: LYV) today released financial results for the three and nine months ended September 30, 2015.
Live Nation had a record third quarter and remains on track to deliver its planned growth and record performance in 2015. Our key financial metrics are up for the quarter with revenue growing 10% and AOI up 8%, both at constant currency.
Our operating metrics reinforce the strength of our business with a 10% increase in fans attending our concerts in the quarter, driving strong growth in our advertising and ticketing businesses. These results demonstrate that Live Nation has created an unparalleled live platform, bringing over 500 million fans in nearly 40 countries to those unrivaled two-hour events each year. Concerts are continuing to show the power of our flywheel for our high-margin on-site, advertising and ticketing businesses, and this year we expect to successfully complete our three-year plan with AOI growth for the year, while increasing the revenue and profitability of each of our core businesses.
Concerts Delivering Record Attendance
Over 24 million fans attended our shows in the third quarter, and more than 48 million fans have come to our concerts for the first nine months, up almost 3 million fans from last year. As of October 26th, we have sold over 54 million tickets for shows this year, up 8% from this point last year.
Advertising on Pace to Deliver Accelerated Growth
For the first nine months this year, sponsorship & advertising is up 19% in both revenue and AOI, at constant currency. Coming off very strong growth in online advertising during the first half, in the third quarter we complemented this with 39% growth in our festival sponsorships, at constant currency.

Ticketmaster Marketplace Scale Driving Growth
Ticketmaster has continued building its position as the global leader in ticketing marketplaces, with an 8% growth in global site visits driving an 18% increase in combined primary and secondary Gross Transaction Value, or GTV, during the third quarter, at constant currency. Our secondary business continued its strong performance, with GTV up 22% in the third quarter.
We are on track to have our TMOne platform available for our North America venue clients by the end of the year, and will deliver the 35 cents per ticket cost reduction since 2012 as planned. As a result, in 2015 we expect to deliver our fifth straight year of growth in our ticketing client base, global GTV and ticketing AOI.
Summary
We now have clear visibility into our full year 2015 performance and are confident that we will deliver another year of record top-line and bottom-line results. Our scale businesses of concerts, advertising and ticketing are all showing growth in their key operating metrics and we expect them to operationally deliver record revenue and AOI.
As we look forward, we see tremendous opportunities to continue consolidating concerts and ticketing on a global basis, with further growth in our advertising and ticketing businesses from the concerts flywheel.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Photos: Kid Rock, Madonna, U2 - Getty Images

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the Events & Webcasts section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be available under the Reports section at the same link. A replay of the webcast will also be available on the Live Nation website.

All numbers are at constant currency unless otherwise indicated.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV), or Live Nation, is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, Live Nation Media & Sponsorship and
Artist Nation Management. For additional information, visit investors.livenationentertainment.com.

Investor Contact:                    Media Contact:
Maili Bergman                        Carrie Davis
(310) 867-7143                    (310) 975-6941
IR@livenation.com                    CarrieDavis@livenation.com

FINANCIAL HIGHLIGHTS – 3rd QUARTER
(unaudited; $ in millions)

	Q3 2015 Constant Currency	Q3 2014	Growth	Q3 2015 Reported
Revenue
Concerts	$2,094.4	$1,925.5	9%	$1,991.9
Ticketing	446.5	386.1	16%	426.2
Artist Nation	138.7	130.9	6%	136.7
Sponsorship & Advertising	134.2	114.6	17%	126.6
Other & Eliminations	(58.5)	(55.1)	(6%)	(58.5)
	$2,755.3	$2,502.0	10%	$2,622.9

Adjusted Operating Income (Loss)
Concerts	$87.8	$82.8	6%	$85.8
Ticketing	101.6	85.8	18%	97.1
Artist Nation	13.4	21.9	(39%)	12.9
Sponsorship & Advertising	102.4	88.3	16%	95.8
Other & Eliminations	(0.2)	1.8	*	(0.2)
Corporate	(25.8)	(22.5)	(15%)	(25.8)
	$279.2	$258.1	8%	$265.6

Operating Income (Loss)
Concerts	$45.2	$49.9	(9)%	$44.6
Ticketing	51.9	30.5	70%	49.0
Artist Nation	(1.7)	9.1	*	(2.0)
Sponsorship & Advertising	99.5	86.7	15%	92.9
Other & Eliminations	0.4	2.0	(80)%	0.4
Corporate	(31.4)	(27.6)	(14%)	(31.4)
	$163.9	$150.6	9%	$153.5
     * percentages are not meaningful

FINANCIAL HIGHLIGHTS – 9 MONTHS
(unaudited; $ in millions)

	9 Months 2015 Constant Currency	9 Months 2014	Growth	9 Months 2015 Reported
Revenue
Concerts	$4,092.5	$3,760.1	9%	$3,883.5
Ticketing	1,216.8	1,111.6	9%	1,162.0
Artist Nation	307.7	282.7	9%	302.5
Sponsorship & Advertising	274.9	230.9	19%	259.7
Other & Eliminations	(98.7)	(90.2)	(9%)	(98.7)
	$5,793.2	$5,295.1	9%	$5,509.0

Adjusted Operating Income (Loss)
Concerts	$115.5	$117.3	(2%)	$111.5
Ticketing	258.9	232.4	11%	248.7
Artist Nation	5.5	30.2	(82%)	4.9
Sponsorship & Advertising	194.1	163.1	19%	181.5
Other & Eliminations	(1.8)	(0.3)	*	(1.8)
Corporate	(67.8)	(60.0)	(13%)	(67.8)
	$504.4	$482.7	4%	$477.0

Operating Income (Loss)
Concerts	$(3.9)	$28.3	*	$(3.7)
Ticketing	125.5	87.3	44%	119.8
Artist Nation	(34.5)	(3.9)	*	(34.4)
Sponsorship & Advertising	186.1	158.8	17%	173.5
Other & Eliminations	(0.4)	1.2	*	(0.4)
Corporate	(83.0)	(77.7)	(7%)	(83.0)
	$189.8	$194.0	(2%)	$171.8
     * percentages are not meaningful

As of September 30, 2015, total cash and cash equivalents were $1.1 billion, which includes $547 million in ticketing client cash and $252 million in free cash. Event-related deferred revenue was $441 million as of September 30, 2015, compared to $319 million as of the same date in 2014. Free cash flow was $205 million for the third quarter of 2015 as compared to $200 million in the third quarter of last year.

KEY OPERATING METRICS

	Q3 2015	Q3 2014	9 Months 2015	9 Months 2014
Concerts (1)
Estimated events:
North America	4,386	4,104	12,089	11,370
International	1,466	1,055	4,894	4,253
Total estimated events	5,852	5,159	16,983	15,623
Estimated fans (rounded):
North America	18,645,000	17,061,000	34,813,000	31,945,000
International	5,556,000	4,990,000	13,436,000	13,508,000
Total estimated fans	24,201,000	22,051,000	48,249,000	45,453,000
Ticketing (2)
Number of tickets sold (in thousands)	40,849	36,603	115,371	110,166

(1)
Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)
The number of tickets sold includes primary tickets only. This metric includes tickets sold during the period regardless of event timing except for our own events where our concert promoters control ticketing which are reported as the events occur. The total number of tickets sold reported for the three months ended September 30, 2015 and 2014 excludes approximately 69 million and 71 million, respectively, and for the nine months ended September 30, 2015 and 2014 excludes approximately 202 million and 205 million, respectively, of tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, for which we do not receive a fee.

Reconciliation of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q3 2015	Q3 2014
Adjusted operating income	$265.6	$258.1
Less: Cash interest expense — net	(25.4)	(30.3)
Cash taxes	(11.7)	(9.2)
Maintenance capital expenditures	(16.7)	(12.7)
Distributions to noncontrolling interests — net	(4.4)	(5.9)
Distributions from (contributions to) investments in nonconsolidated affiliates	(2.6)	(0.5)
Free cash flow	$204.8	$199.5
Revenue generating capital expenditures	(14.2)	(15.5)
Net	$190.6	$184.0

($ in millions)	9 Months 2015	9 Months 2014
Adjusted operating income	$477.0	$482.7
Less: Cash interest expense — net	(67.8)	(66.1)
Cash taxes	(29.5)	(38.3)
Maintenance capital expenditures	(49.0)	(36.5)
Distributions to noncontrolling interests — net	(13.8)	(23.9)
Distributions from (contributions to) investments in nonconsolidated affiliates	3.3	(0.2)
Free cash flow	$320.2	$317.7
Revenue generating capital expenditures	(45.5)	(52.6)
Net	$274.7	$265.1

Reconciliation of Adjusted EPS to Basic Net Income per Common Share Available to
Common Stockholders of Live Nation

($ in millions except shares and per share data)	Q3 2015	Q3 2014	9 Months 2015	9 Months 2014
Net income attributable to common stockholders of Live Nation	$89.0	$105.2	$45.8	$95.6
Weighted average common shares outstanding — basic	201,392,591	199,261,810	200,776,477	198,612,221
Adjusted EPS	$0.44	$0.53	$0.23	$0.48
Per share impact of accretion of redeemable noncontrolling interests	$(0.05)	$(0.01)	$(0.09)	$(0.02)
Basic net income per common share available to common stockholders of Live Nation	$0.39	$0.52	$0.14	$0.46

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	September 30, 2015
Cash and cash equivalents	$1,061.4
Client cash	(547.3)
Deferred revenue — event-related	(440.5)
Accrued artist fees	(71.2)
Collections on behalf of others	(49.0)
Prepaid expenses — event-related	298.5
Free cash	$251.9

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the company’s expectation that it will successfully complete its three-year plan with adjusted operating income growth in 2015, with expected record revenue and adjusted operating income in its concerts, sponsorship & advertising and ticketing businesses; the anticipated availability of the company’s TMOne platform for its North America venue ticketing clients by the end of 2015; the expected delivery of the planned 35 cents per ticket cost reduction since 2012; expectations that 2015 will be the fifth straight year of growth in the company’s ticketing client base, global gross transaction value and ticketing adjusted operating income; and the availability of opportunities to continue consolidating concerts and ticketing on a global basis. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration arrangements and acquisition-related severance), depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets and non-cash and certain stock-based compensation expense. The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Adjusted EPS is a non-GAAP financial measure that the company defines as net income (loss) attributable to common stockholders of Live Nation Entertainment, Inc. on a per share (basic) basis. The company uses adjusted EPS to evaluate the performance of its operations separate from required GAAP adjustments related to accretion of redeemable noncontrolling interests required in calculating earnings per share, or EPS, on a reported basis. The company believes that information about adjusted EPS assists investors by allowing them to evaluate the per share impact of reported net income (loss) changes in the results of the business separate from certain non-operational items that affect reported EPS. Adjusted EPS is not calculated or presented in accordance with GAAP. A limitation of adjusted EPS as a performance measure is that it does not reflect the impact of the accretion of redeemable noncontrolling interests that are recorded to additional paid-in-capital. Accordingly, adjusted EPS should be considered in addition to, and not as a substitute for, net income (loss) per common share attributable to common stockholders of Live Nation Entertainment, Inc. and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, adjusted EPS as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. For the purpose of determining our constant currency results, we calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior period's currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow is a non-GAAP financial measure that the company defines as AOI less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to noncontrolling interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss) constant currency	Foreign exchange impact	Adjusted operating income (loss) reported	Non-cash and stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Acquisition expenses	Operating income (loss)

	Three Months Ended September 30, 2015

Concerts	$87.8	$2.0	$85.8	$1.6	$0.3	$36.1	$3.2	$44.6
Ticketing	101.6	4.5	97.1	0.7	0.2	46.5	0.7	49.0
Artist Nation	13.4	0.5	12.9	1.2	0.1	13.3	0.3	(2.0)
Sponsorship & Advertising	102.4	6.6	95.8	0.4	—	2.5	—	92.9
Other and Eliminations	(0.2)	—	(0.2)	—	—	(0.6)	—	0.4
Corporate	(25.8)	—	(25.8)	4.1	—	1.3	0.2	(31.4)
Total Live Nation	$279.2	$13.6	$265.6	$8.0	$0.6	$99.1	$4.4	$153.5

	Three Months Ended September 30, 2014

Concerts	$82.8	$—	$82.8	$1.7	$(0.1)	$30.2	$1.1	$49.9
Ticketing	85.8	—	85.8	0.7	(1.6)	55.5	0.7	30.5
Artist Nation	21.9	—	21.9	2.1	—	10.5	0.2	9.1
Sponsorship & Advertising	88.3	—	88.3	0.3	—	1.3	—	86.7
Other and Eliminations	1.8	—	1.8	—	—	(0.2)	—	2.0
Corporate	(22.5)	—	(22.5)	4.2	—	0.6	0.3	(27.6)
Total Live Nation	$258.1	$—	$258.1	$9.0	$(1.7)	$97.9	$2.3	$150.6

	Nine Months Ended September 30, 2015

Concerts	$115.5	$4.0	$111.5	$5.5	$0.4	$105.3	$4.0	$(3.7)
Ticketing	258.9	10.2	248.7	2.2	—	125.4	1.3	119.8
Artist Nation	5.5	0.6	4.9	3.8	0.2	33.9	1.4	(34.4)
Sponsorship & Advertising	194.1	12.6	181.5	1.2	—	6.8	—	173.5
Other and Eliminations	(1.8)	—	(1.8)	—	—	(1.4)	—	(0.4)
Corporate	(67.8)	—	(67.8)	12.9	—	2.2	0.1	(83.0)
Total Live Nation	$504.4	$27.4	$477.0	$25.6	$0.6	$272.2	$6.8	$171.8

	Nine Months Ended September 30, 2014

Concerts	$117.3	$—	$117.3	$5.5	$(3.3)	$84.9	$1.9	$28.3
Ticketing	232.4	—	232.4	3.5	(1.7)	142.5	0.8	87.3
Artist Nation	30.2	—	30.2	7.8	—	25.9	0.4	(3.9)
Sponsorship & Advertising	163.1	—	163.1	1.1	—	3.2	—	158.8
Other and Eliminations	(0.3)	—	(0.3)	0.1	—	(1.6)	—	1.2
Corporate	(60.0)	—	(60.0)	13.5	—	1.8	2.4	(77.7)
Total Live Nation	$482.7	$—	$482.7	$31.5	$(5.0)	$256.7	$5.5	$194.0

SELECTED CASH FLOW INFORMATION
(unaudited)

	9 Months 2015	9 Months 2014
	(in thousands)
Net cash used in operating activities	$(22,576)	$(6,529)
Net cash used in investing activities	(227,124)	(166,995)
Net cash provided by (used in) financing activities	(25,796)	251,253
Effect of exchange rate changes on cash and cash equivalents	(45,150)	(18,613)
Net increase (decrease) in cash and cash equivalents	(320,646)	59,116
Cash and cash equivalents at beginning of period	1,382,029	1,299,184
Cash and cash equivalents at end of period	$1,061,383	$1,358,300